Exhibit 99


Dear Sputnik Shareholder:

Here is a brief update on Sputnik's latest SEC filing and recent progress.

SEC Filing

On May 11 Sputnik filed its 10-QSB Q1 2007 financial statement

(http://www.sec.gov/Archives/edgar/data/1326917/000114420407024275/
v074544_10qsb.htm). In this document you can obtain more detailed information about the company. (For links to all of our filings, check out the Investors section of our web site: http://www.sputnik.com/aboutus/ir.html.)

A few key financial highlights include:

      - Q1 2007 revenues were $133,013 for the three months ended March 31, 2007, an increase of 36% from our Q1 2006 revenues

      -     Gross margins in Q1 2007 were 67% versus 64% in the Q1 2006 period

      -     Gross profit in Q1 2007 was $89,574, an increase of $27,073 over Q1
            2006

      -     Net loss for Q1 2007 was $129,520 versus $46,762 in Q1 2006

Please see "Management's Discussion and Analysis of Financial Condition and Results of Operation" in our Form 10-QSB filing for more detailed information about our operating results.

NASD Filing

In late summer 2006 Public Securities, Inc. filed Form 211 with the NASD, to obtain a ticker symbol for public trading of our shares on the OTC-BB. The filing was in a pending state until we completed our offering; however, because we extended the offering until February 10, 2007, the 211 filing "went stale."

Westminster Securities, which took over the filing from Public Securities, Inc., filed new Form 211 paperwork with the NASD on May 31st, 2007. Since the amount of time it will take to be granted a ticker symbol is determined by bureaucratic processes, we can't estimate how long this will take. We will keep you posted.

Sales and Marketing

We received nice write-ups of our new SputnikNet Express service in Wi-Fi Planet (http://www.wi-fiplanet.com/news/article.php/3675186) and Daily Wireless (http://www.dailywireless.org/2007/05/02/sputnik-provides-location-ad-option).

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Thank you for your continued support.

Please feel free to call me at anytime if you have any questions.

Best,


David LaDuke
CEO Sputnik


The matters set forth in this document are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. These risks are detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission including the company's Annual Report, Quarterly Reports and other periodic filings. These forward-looking statements speak only as of the date hereof. The company disclaims any intent or obligation to update these forward-looking statements.